Exhibit 4.2

SUPPLEMENTAL INDENTURE NO. 2

SUPPLEMENTAL INDENTURE No. 2, dated as of June 19, 2020 (the “Supplemental Indenture”), between CARRIER GLOBAL CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (the “Company”), and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as trustee (the “Trustee”).

RECITALS:

WHEREAS, the Company and the Trustee are parties to an Indenture, dated as of February 27, 2020 (the “Base Indenture” and, as supplemented or amended from time to time, including by this Supplemental Indenture, the “Indenture”), relating to the issuance from time to time by the Company of its Securities on terms to be specified at the time of issuance;

WHEREAS, Section 901(6) of the Base Indenture provides that the Company may enter into a supplemental indenture to establish the terms and provisions of Securities of any series issued pursuant to the Base Indenture;

WHEREAS, the Company desires to issue a series of Securities, and has duly authorized the creation and issuance of such Securities and the execution and delivery of this Supplemental Indenture to modify the Base Indenture and provide certain additional provisions with respect to such Securities, in each case as hereinafter described;

WHEREAS, the parties hereto deem it advisable to enter into this Supplemental Indenture for the purpose of establishing the terms of such Securities and providing for the rights, obligations and duties of the Trustee with respect to such Securities; and

WHEREAS, all conditions and requirements of the Base Indenture necessary to make this Supplemental Indenture a valid, binding and legal instrument in accordance with its terms have been performed and fulfilled by the parties hereto.

NOW, THEREFORE, for and in consideration of the premises and other good and valuable consideration, receipt of which is hereby acknowledged by the parties hereto, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01          Definitions.

(a)          For all purposes of this Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:

“Applicable Procedures” means, with respect to any transfer or transaction involving a Global Note or beneficial interest therein, the rules and procedures of DTC, Euroclear and Clearstream, in each case to the extent applicable to such transaction and as in effect from time to time.

“Clearstream” means Clearstream Banking, S.A., or the successor to its securities clearance and settlement operations.

“Definitive Note” means a certificated Note containing, if required, the appropriate Restricted Notes Legend set forth in Section 2.12(e)(ii).

“Euroclear” means Euroclear S.A./N.V., a company organized under the laws of Belgium, as operator of the Euroclear System, or its successor in such capacity.

“Exchange Notes” has the meaning specified in the Registration Rights Agreement.

“Global Notes Legend” means the legend set forth in Section 2.12(e)(i).

“Initial Notes” means the Notes issued pursuant to this Supplemental Indenture on the date hereof.

“Interest Payment Date” means the date specified in the Notes as the fixed date on which an installment of interest is due and payable.

“Notes Custodian” means the custodian with respect to a Global Note (as appointed by DTC), or any successor Person thereto and will initially be the Trustee.

“Purchase Agreement” means the Purchase Agreement dated as of June 16, 2020 among the Company and the Representatives.

“Qualified Institutional Buyer” or “QIB” has the meaning specified in Rule 144A promulgated under the Securities Act.

“Record Date” means the close of business on the date that is fifteen (15) calendar days prior to the date on which interest is scheduled to be paid, regardless of whether such date is a Business Day; provided that if any of the Notes are held by a securities depositary in book-entry form, the Record Date for such Notes will be the close of business on the Business Day immediately preceding the date on which interest is scheduled to be paid.

“Registered Exchange Offer” means the offer by the Company, pursuant to the Registration Rights Agreement, to certain Holders of Initial Notes, to issue and deliver to such Holders, in exchange for their Initial Notes, a like aggregate principal amount of Exchange Notes registered under the Securities Act.

“Registration Rights Agreement” means the Registration Rights Agreement dated as of June 19, 2020, among the Company and the Representatives.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Notes” means all Notes offered and sold to a non-U.S. Person in an offshore transaction in reliance on Regulation S.

“Representatives” means J.P. Morgan Securities LLC, BofA Securities, Inc. and Citigroup Global Markets Inc., as representatives of the initial purchasers named in Schedule I to the Purchase Agreement.

“Restricted Notes Legend” means the legend set forth in Section 2.12(e)(ii).

“Restricted Period” means with respect to any Notes the period that is 40 days after the later of (i) the original issue date of the Notes and (ii) the date when the Notes or any predecessor of the Notes are first offered to Persons other than distributors (as defined in Rule 902 of Regulation S) in reliance on Regulation S.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 144A Notes” means all Notes offered and sold to purchasers reasonably believed to be QIBs in reliance on Rule 144A.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Transfer Restricted Note” means any Note that contains or is required to contain a Restricted Notes Legend.

(b)        The terms defined in this Section have the meanings assigned to them in this Section and include the plural as well as the singular.

(c)          Terms used herein without definition will have the meanings specified in the Base Indenture.

(d)        All references to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Supplemental Indenture.

(e)         The terms “herein,” “hereof,” “hereunder” and other words of similar import refer to this Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision.

(f)          All references to “interest” on the Notes will be deemed to include any additional interest thereof pursuant to the Registration Rights Agreement.

Section 1.02          Index of Defined Terms.

Term	Page
Additional Notes	5
Agent Members	7
Applicable Procedures	1
Base Indenture	1
Calculation Date	16
Clearstream	2
Company	1
Comparable Treasury Issue	16
Comparable Treasury Price	16
Definitive Note	2
DTC	11
Euroclear	2
Exchange Notes	2
Global Notes	7
Global Notes Legend	2
Indenture	1
Independent Investment Banker	16
Initial Notes	2
Interest Payment Date	2
Make-Whole Basis Points	16
Make-Whole Redemption Price	15
Notes	5
Notes Custodian	2
Par Call Date	16
Primary Treasury Dealer	16
Purchase Agreement	2
QIB	2
Qualified Institutional Buyer	2
Record Date	2
Reference Treasury Dealer	16
Reference Treasury Dealer Quotations	16
Registered Exchange Offer	2
Registration Rights Agreement	2
Regulation S	2
Regulation S Global Note	7
Regulation S Notes	2
Remaining Scheduled Payments	17
Representatives	3
Restricted Notes Legend	3
Restricted Period	3
Rule 144	3
Rule 144A	3
Rule 144A Global Note	7
Rule 144A Notes	3
Securities Act	3, 11
Supplemental Indenture	1
Transfer Restricted Note	3
Treasury Rate	17
Trustee	1

ARTICLE II

THE NOTES

Section 2.01         Title of Securities.  There will be one series of Securities designated the “2.700% Notes due 2031” of the Company (the “Notes”);

Section 2.02          Limitation of Aggregate Principal Amount.

(a)          The aggregate principal amount of the Notes will initially be limited to $750,000,000.

(b)         The aggregate principal amount specified in this Section will be subject to the amount of the Notes that is authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, the Notes pursuant to Section 304, 305, 306, 906 or 1107 of the Base Indenture and the amount of the Notes which, pursuant to Section 303 of the Base Indenture, is deemed never to have been authenticated and delivered thereunder.

(c)       The Company may from time to time, without notice to or the consent of the Holders, create and issue further Notes (“Additional Notes”) ranking equally with the Notes (and being treated as a single class with the Notes already Outstanding) in all respects and having the same terms as the Notes already Outstanding except for issue date, issue price and, under some circumstances, the first Interest Payment Date thereof.  If any Additional Notes are not fungible with the Initial Notes for U.S. federal income tax purposes, then those Additional Notes will have a separate CUSIP number. The Notes and any Additional Notes, together with any Exchange Notes issued in accordance with the Registration Rights Agreement, will be treated as a single series for all purposes under the Indenture, including, without limitation, waivers, amendments and redemptions.

Section 2.03       Principal Payment Date.  The principal amount of the Notes Outstanding (together with any accrued and unpaid interest) will be payable in a single installment on February 15, 2031, which date will be the Stated Maturity of the Notes.

Section 2.04          Interest on the Fixed Rate Notes.

(a)         The rate of interest on each Note will be 2.700% per annum, accruing from the date of original issuance or from the most recent date to which interest has been paid or duly provided for, to, but excluding, the applicable Interest Payment Date, and interest on each Note will be payable semi-annually in arrears on February 15 and August 15 of each year, beginning on February 15, 2021 and on the Maturity.

(b)          Interest with respect to the Notes will accrue on the basis of a 360-day year consisting of twelve 30-day months.  The amount of interest payable for any period shorter than a full monthly period will be computed on the basis of the actual number of calendar days elapsed in such a period.

(c)        If the date on which a payment of interest or principal on the Notes is scheduled to be paid is not a Business Day, then the interest or principal payable on that date will be paid on the next succeeding Business Day, and no further interest will accrue as a result of such delay.

(d)          Interest will be payable to the Persons in whose names such Notes (or one or more Predecessor Securities) are registered on the relevant Record Date; provided, that interest payable at the Maturity will be payable to the Persons to whom the principal of the Notes is payable.

Section 2.05          [Reserved].

Section 2.06        Place of Payment.  The Place of Payment for the Notes, and the place where notices and demand to or upon the Company in respect of the Notes and the Indenture may be served, shall be the Corporate Trust Office of the Trustee or the Paying Agent’s office maintained for that purpose in the Borough of Manhattan, City of New York.

Section 2.07         Sinking Fund Obligations.  The Company has no obligation to redeem or purchase any Notes pursuant to any sinking fund or analogous requirement.

Section 2.08         Denomination.  The Notes will be issued only in fully registered form, without coupons, in minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof.

Section 2.09       Currency.  Principal and interest on the Notes shall be payable in such coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts.

Section 2.10         Security Registrar and Paying Agent.  The Trustee shall serve initially as the Security Registrar and the Paying Agent for the Notes.

Section 2.11          Form of Notes; Book Entry Provisions.

(a)          The Notes shall be substantially in the form of Annex 1 attached hereto (other than, with respect to (x) any Additional Notes, changes related to issue date, issue price and, under some circumstances, the first Interest Payment Date of such Additional Notes and (y) any Exchange Notes, changes related to legends, transfer restrictions, CUSIP/ISIN numbers and other changes customary for notes registered pursuant to the Securities Act).  The Notes may have notations, legends or endorsements required by law, rule or usage to which the Company is subject.  Each Note shall be dated the date of its authentication.

(b)          (i)  The Initial Notes shall be offered and sold by the Company pursuant to the Purchase Agreement.  The Notes shall be resold initially only (A) to persons reasonably believed to be QIBs in reliance on Rule 144A under the Securities Act or (B) outside the United States, to persons other than “U.S. persons” as defined in Rule 902 under the Securities Act in compliance with Regulation S.  Notes may thereafter be transferred to, among others, purchasers reasonably believed to be QIBs, purchasers in reliance on Regulation S, and otherwise, subject to the restrictions on transfer set forth herein.  Notes initially resold pursuant to Rule 144A shall be initially issued in the form of one or more permanent global securities in fully registered form (collectively, the “Rule 144A Global Note”) and Notes initially resold pursuant to Regulation S shall be initially issued in the form of one or more permanent global securities in fully registered form (collectively, the “Regulation S Global Note”), in each case without interest coupons and with the Global Notes Legend and the applicable Restricted Notes Legend set forth in Section 2.12(e) hereof. Such global securities shall be deposited on behalf of the purchasers of the Notes represented thereby with the Notes Custodian and registered in the name of DTC or a nominee of DTC, duly executed by the Company and authenticated by the Trustee as provided in this Indenture.

(ii)          The Rule 144A Global Notes and the Regulation S Global Notes are collectively referred to herein as “Global Notes”.  The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and DTC or its nominee as hereinafter provided.

(c)          This Section 2.11(c) shall apply only to a Global Note deposited with or on behalf of DTC.

(i)          The Company shall execute and the Trustee shall, in accordance with this Section 2.11(c), authenticate and deliver initially one or more Global Notes that (A) shall be registered in the name of DTC and (B) shall be delivered by the Trustee to DTC or pursuant to DTC’s instructions or held by the Trustee as Notes Custodian for DTC.

(ii)          Members of, or participants in, DTC (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by DTC (or by the Trustee as the Notes Custodian for DTC) or under such Global Note, and the Company, the Trustee and any agent of the Company or the Trustee shall be entitled to treat DTC as the absolute owner of such Global Note for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and its Agent Members, the operation of customary practices of DTC governing the exercise of the rights of a Holder of a beneficial interest in any Global Note.

(d)          Except as provided in Section 2.12 or 2.13, owners of beneficial interests in Global Notes shall not be entitled to receive physical delivery of Definitive Notes.

(e)          The terms and provisions contained in the Notes shall constitute, and are expressly made, a part of this Supplemental Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Supplemental Indenture, expressly agree to such terms and provisions and agree to be bound thereby.  If there is any conflict between the terms of the Notes and this Supplemental Indenture, the terms of this Supplemental Indenture shall govern.

(f)          The Notes may be presented for registration of transfer and exchange at the offices of the Security Registrar.

Section 2.12          Special Transfer Provisions.

(a)          Transfer and Exchange of Definitive Notes.  When Definitive Notes are presented to the Security Registrar with a request:

(i)	to register the transfer of such Definitive Notes; or

(ii)          to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations,

the Security Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Notes surrendered for transfer or exchange:

(A)          shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Security Registrar, duly executed by the Holder thereof or its attorney duly authorized in writing; and

(B)          are accompanied by the following additional information and documents, as applicable: (x) if such Definitive Notes are being delivered to the Security Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect; or (y) if such Definitive Notes are being transferred to the Company, a certification to that effect (in each case in the form set forth on the reverse side of the Initial Note); or

(C)          if such Definitive Notes are being transferred pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act or in reliance upon another exemption from the registration requirements of the Securities Act, (i) a certification to that effect (in the form set forth on the reverse side of the Initial Note) and (ii) if the Company or Security Registrar so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend set forth in Section 2.12(e)(ii).

(b)          Restrictions on Transfer of a Definitive Note for a Beneficial Interest in a Global Note.  A Definitive Note may not be exchanged for a beneficial interest in a Global Note except upon satisfaction of the requirements set forth below.  Upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Security Registrar, together with:

(i)          certification (in the form set forth on the reverse side of the Initial Note) that such Definitive Note is being transferred (A) to a QIB in accordance with Rule 144A or (B) to a non-U.S. Person outside the United States in an offshore transaction within the meaning of Regulation S and in compliance with Rule 903 or Rule 904 under the Securities Act; and

(ii)          written instructions directing the Trustee to make, or to direct the Notes Custodian to make, an adjustment on its books and records with respect to such Global Note to reflect an increase in the aggregate principal amount of the Notes represented by the Global Note, such instructions to contain information regarding the DTC account to be credited with such increase, then the Trustee shall cancel such Definitive Note and cause, or direct the Notes Custodian to cause, in accordance with the standing instructions and procedures existing between DTC and the Notes Custodian, the aggregate principal amount of Notes represented by the Global Note to be increased by the aggregate principal amount of the Definitive Note to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Note equal to the principal amount of the Definitive Note so canceled.  If no Global Notes are then outstanding and the Global Note has not been previously exchanged for Definitive Notes pursuant to Section 2.13, the Company shall issue and the Trustee shall authenticate, upon receipt of a Company Order, a new Global Note in the appropriate principal amount.

(c)          Transfer and Exchange of Global Notes.

(i)          The transfer and exchange of Global Notes or beneficial interests therein shall be effected through DTC, in accordance with this Supplemental Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of DTC (including, if applicable the Applicable Procedures) therefor.  A transferor of a beneficial interest in a Global Note shall deliver a written or electronic order given in accordance with DTC’s procedures (including, if applicable the Applicable Procedures) containing information regarding the participant account of DTC to be credited with a beneficial interest in such Global Note or another Global Note and such account shall be credited in accordance with such order with a beneficial interest in the applicable Global Note and the account of the Person making the transfer shall be debited by an amount equal to the beneficial interest in the Global Note being transferred.

(ii)             Transfers by an owner of a beneficial interest in a Rule 144A Global Note to a transferee who takes delivery of such interest through a Regulation S Global Note, whether before or after the expiration of the Restricted Period, shall be made in accordance with the procedures of DTC and only upon receipt by the Trustee of a written certification (in the form set forth on the reverse side of the Initial Note) from the transferor to the effect that such transfer is being made in accordance with Rule 903 or Rule 904 of Regulation S or (if available) Rule 144 under the Securities Act and, if such transfer is being made prior to the expiration of the Restricted Period, the interest transferred shall be held immediately thereafter through Euroclear or Clearstream.

(iii)           Beneficial interests in Regulation S Global Notes may be exchanged for interests in Rule 144A Global Notes in accordance with the procedures of DTC and if (1) such exchange occurs in connection with a transfer of Notes in compliance with Rule 144A and (2) the transferor of the beneficial interest in the Regulation S Global Note first delivers to the Trustee a written certificate (in the form set forth on the reverse side of the Initial Note) to the effect that the beneficial interest in the Regulation S Global Note, is being transferred to a Person (A) who the transferor reasonably believes to be a QIB, (B) purchasing for its own account or the account of a QIB in a transaction meeting the requirements of Rule 144A, and (C) in accordance with all applicable securities laws of the States of the United States and other jurisdictions.

(iv)          If the proposed transfer is a transfer of a beneficial interest in one Global Note to a beneficial interest in another Global Note, the Security Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Security Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Note from which such interest is being transferred.

(v)            Notwithstanding any other provisions of this Supplemental Indenture (other than the provisions set forth in Section 2.13), a Global Note may not be transferred as a whole except by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor to DTC or a nominee of such successor to DTC.

(vi)          In the event that a Global Note is exchanged for Definitive Notes pursuant to Section 2.13 prior to the consummation of the Registered Exchange Offer or the effectiveness of a Shelf Registration Statement (as defined in the Registration Rights Agreement) with respect to such Notes, such Notes may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section (including the certification requirements set forth on the reverse of the Initial Notes intended to ensure that such transfers comply with Rule 144, Rule 144A, Regulation S or such other applicable exemption from registration under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Company.

(d)          Restrictions on Transfer of Regulation S Global Notes.

(i)          Prior to the expiration of the Restricted Period, interests in a Regulation S Global Note may only be held through Euroclear or Clearstream.  During the Restricted Period, beneficial ownership interests in a Regulation S Global Note may only be sold, pledged or transferred through Euroclear or Clearstream in accordance with the Applicable Procedures and only (a) to the Company or any Subsidiary thereof, (b) pursuant to a registration statement that has been declared effective under the Securities Act, (c) for so long as such security is eligible for resale pursuant to Rule 144A, to a Person whom the selling holder reasonably believes is a QIB that purchases for its own account or for the account of a QIB to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, (d) pursuant to offers and sales to non-U.S. Persons that occur outside the United States (within the meaning of Regulation S under the Securities Act), or (e) pursuant to another available exemption from the registration requirements of the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States, subject to the Company’s and the Trustee’s right prior to any such offer, sale or transfer pursuant to clause (d) or (e) to require the delivery of an opinion of counsel, certification and/or other information satisfactory to each of them.  Prior to the expiration of the Restricted Period, transfers by an owner of a beneficial interest in a Regulation S Global Note to a transferee who takes delivery of such interest through a Rule 144A Global Note shall be made only in accordance with the Applicable Procedures, pursuant to Rule 144 or 144A of the Securities Act and upon receipt by the Trustee of a written certification (in the form on the reverse side of the Initial Note).

(ii)          Upon the expiration of the Restricted Period, beneficial ownership interests in a Regulation S Global Note shall be transferable in accordance with applicable law and the other terms of the Indenture.

(e)          Legend.

(i)          Each Note certificate evidencing the Global Notes (and all Notes that are Global Notes issued in exchange therefor or in substitution thereof) will contain a legend substantially to the following effect (each defined term in the legend being defined as such for purposes of the legend only):

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

(ii)          Except as permitted by the following paragraphs (iii), (iv), (v) or (vi), each Note certificate evidencing the Global Notes and the Definitive Notes (and all Notes issued in exchange therefor or in substitution thereof) will contain a legend substantially to the following effect (each defined term in the legend being defined as such for purposes of the legend only):

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION.

BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER REPRESENTS THAT

(1) IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, OR

(2) IT IS NOT A “U.S. PERSON” AND IS OUTSIDE OF THE UNITED STATES (WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT).

NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.  THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE THAT IS [IN THE CASE OF RULE 144A NOTES: ONE YEAR][IN THE CASE OF REGULATION S NOTES: 40 DAYS] AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY), ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM.

Each Note evidencing a Global Note offered and sold to a QIB pursuant to Rule 144A will contain a legend substantially to the following effect:

EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

(iii)          Upon any sale or transfer of a Transfer Restricted Note that is a Definitive Note, the Security Registrar shall permit the Holder thereof to exchange such Transfer Restricted Note for a Definitive Note that does not bear the legends set forth above and rescind any restriction on the transfer of such Transfer Restricted Note if the Holder certifies in writing to the Security Registrar that its request for such exchange was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Initial Note).

(iv)        After a transfer of any Initial Notes during the period of the effectiveness of a Shelf Registration Statement (as defined in the Registration Rights Agreement) with respect to such Initial Notes, as the case may be, all requirements pertaining to the Restricted Notes Legend on such Initial Notes shall cease to apply and the requirements that any such Initial Notes be issued in global form shall continue to apply.

(v)          Upon the consummation of a Registered Exchange Offer with respect to the Initial Notes pursuant to which Holders of such Initial Notes are offered Exchange Notes in exchange for their Initial Notes, all requirements pertaining to Initial Notes that Initial Notes be issued in global form shall continue to apply, and Exchange Notes in global form without the Restricted Notes Legend will be deposited with the Notes Custodian and the Initial Notes cancelled.

(vi)         Upon a sale or transfer after the expiration of the Restricted Period of any Initial Note acquired pursuant to Regulation S, all requirements that such Initial Note bear the Restricted Notes Legend shall cease to apply and the requirements requiring any such Initial Note be issued in global form shall continue to apply.

(f)          Cancellation or Adjustment of Global Note.  At such time as all beneficial interests in a Global Note have either been exchanged for Definitive Notes, transferred, redeemed, repurchased or canceled, such Global Note shall be returned by DTC to the Trustee for cancellation or retained and canceled by the Trustee.  At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Definitive Notes, transferred in exchange for an interest in another Global Note, redeemed, repurchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Notes Custodian for such Global Note) with respect to such Global Note, by the Trustee or the Notes Custodian, to reflect such reduction.

(g)          Prior to the due presentation for registration of transfer of any Note, the Company, the Trustee, the Paying Agent and the Security Registrar may deem and treat the person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Company, the Trustee, the Paying Agent or the Security Registrar shall be affected by notice to the contrary.

(h)          All Notes issued upon any transfer or exchange pursuant to the terms of this Supplemental Indenture shall evidence the same debt and shall be entitled to the same benefits under the Indenture as the Notes surrendered upon such transfer or exchange.

(i)          No Obligation of the Trustee.

(i)          The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, Agent Member or any other Person with respect to the accuracy of the records of DTC or its nominee or of any Agent Member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any Agent Member, beneficial owner or other Person (other than DTC) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Notes.  All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes shall be given or made only to the registered Holders (which shall be DTC or its nominee in the case of a Global Note).  The rights of beneficial owners in any Global Note shall be exercised only through DTC subject to the applicable rules and procedures of DTC.  The Trustee may rely and shall be fully protected in relying upon information furnished by DTC with respect to its Agent Members and any beneficial owners.

(ii)          The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Supplemental Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Agent Members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Supplemental Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.13          Definitive Notes.

(a)          A Global Note deposited with DTC or with the Trustee as Notes Custodian for DTC pursuant to Section 2.11 hereof shall be transferred to the beneficial owners thereof in the form of Definitive Notes in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, only if such transfer complies with Section 2.12 hereof and if (x) DTC notifies the Company at any time that it is unwilling or unable to continue as Depositary for the Notes of which such Global Note is a part or at any time ceases to be a clearing agency registered as such under the Securities Exchange Act of 1934, as amended, and, in each case, a successor Depositary is not appointed by the Company within 90 days, (y) the Company, at its option, executes and delivers to the Trustee a Company Order that such Global Note shall be so exchangeable or (z) there shall have occurred and be continuing an Event of Default with respect to the Notes of which such Global Note is a part and DTC notifies the Trustee of its decision to exchange any Global Note for Definitive Notes registered in the names of Persons other than DTC.

(b)          Any Global Note that is transferable to the beneficial owners thereof pursuant to this Section shall be surrendered by DTC to the Trustee at the Corporate Trust Office of the Trustee, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations.  Any portion of a Global Note transferred pursuant to this Section shall be executed, authenticated and delivered only in minimum denominations of $2,000 principal amount or any integral multiple of $1,000 in excess thereof and registered in such names as DTC shall direct.  Any Definitive Note delivered in exchange for an interest in the Transfer Restricted Note shall, except as otherwise provided by Section 2.12(e) hereof, contain the applicable Restricted Notes Legend set forth in Section 2.12(e)(ii) hereof.

(c)          Subject to the provisions of Section 2.13(b) hereof, the registered Holder of a Global Note shall be entitled to grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

(d)          In the event of the occurrence of one of the events specified in Section 2.13(a) hereof, the Company shall promptly make available to the Trustee a reasonable supply of Definitive Notes in definitive, fully registered form without interest coupons.

(e)          By its acceptance of any Note containing any legend in Section 2.12(e), each Holder of such Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in such legend in Section 2.12(e) and agrees that it shall transfer such Note only as provided in this Indenture.

(f)          The Security Registrar shall retain for a period of two years copies of all letters, notices and other written communications received pursuant to Section 2.12 or this Section 2.13.  The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable notice to the Security Registrar.

Section 2.14          Optional Redemption.

(a)          At any time, and from time to time, prior to the Par Call Date, the Company may redeem the Notes, in whole or in part, at a redemption price equal to the greater of (i) 100% of the principal amount of the Notes to be redeemed, and (ii) the sum of the Remaining Scheduled Payments of the Notes to be redeemed from the Redemption Date to the Par Call Date discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Rate plus the Make-Whole Basis Points, plus, in each case, accrued and unpaid interest, if any, on the principal amount of the Notes being redeemed to, but excluding, the Redemption Date (the “Make-Whole Redemption Price”).

(b)          At any time on or after the Par Call Date, the Company may redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest, if any, on the principal amount of the Notes being redeemed to, but excluding, the Redemption Date.

(c)          [Reserved].

(d)          Notice of redemption shall be mailed or otherwise delivered in accordance with the applicable procedures of DTC in accordance with Section 1104 of the Base Indenture not less than 10 days nor more than 60 days prior to the Redemption Date to each Holder of the Notes to be redeemed.  If less than all of the Notes then Outstanding are to be redeemed, the Trustee will select the particular Notes or portions thereof in accordance with Section 1104 of the Base Indenture.  If the Redemption Date is on or after a Record Date and on or before the related Interest Payment Date, the accrued and unpaid interest, if any, will be paid to the Person in whose name the Note is registered at the close of business on such Record Date, and no additional interest will be payable to Holders whose Notes are subject to redemption by the Company. Unless the Company defaults in payment of the Redemption Price, interest will cease to accrue on the Notes or portion of the Notes called for redemption on and after the applicable Redemption Date. On or before a Redemption Date, the Company will deposit with a Paying Agent (or the Trustee) money sufficient to pay the Redemption Price of the Notes to be redeemed on that date.

(e)          For the purposes of this Section, the terms below are defined as follows:

“Calculation Date” means, with respect to any Redemption Date, two Business Days prior to the date of the notice of redemption relating to such Redemption Date.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes to be redeemed (assuming, for this purpose, that such Notes mature on the Par Call Date) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes to be redeemed (assuming, for this purpose, that such Notes mature on the Par Call Date).

“Comparable Treasury Price” means, with respect to any Redemption Date for any Notes, the average of all Reference Treasury Dealer Quotations obtained by the Company.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company from time to time.

“Make-Whole Basis Points” means 30 basis points.

“Par Call Date” means November 15, 2030 (3 months prior to the Stated Maturity).

“Primary Treasury Dealer” means a primary U.S. government securities dealer in the United States.

“Reference Treasury Dealer” means one or more of J.P. Morgan Securities LLC, BofA Securities, Inc. and Citigroup Global Markets Inc. and their respective successors. If any Reference Treasury Dealer ceases to be a Primary Treasury Dealer, the Company will substitute another Primary Treasury Dealer for that dealer.

“Reference Treasury Dealer Quotations” means, with respect to one or more Reference Treasury Dealers and any Redemption Date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by that Reference Treasury Dealer at 5:00 p.m., New York City time, on the Calculation Date with respect to the Redemption Date.

“Remaining Scheduled Payments” means, with respect to each Note being redeemed, the remaining scheduled payments of principal and interest (excluding interest accrued to, but excluding, the Redemption Date) of such Note that would be due after the related Redemption Date but for the redemption.

“Treasury Rate” means, with respect to any Redemption Date, as of the Calculation Date, (a) the arithmetic average of the yields in the statistical release for the immediately preceding week designated “H.15” or any successor publication which is published by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under “U.S. government securities—Treasury constant maturities—nominal,” for the maturity corresponding to the Comparable Treasury Issue (or, if no maturity is within three months before or after the remaining term of the Notes to be redeemed (assuming, for this purpose, that such Notes mature on the Par Call Date), yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from those yields on a straight line basis, rounding to the nearest month) or (b) if the release referred to in clause (a) (or any successor release) is not published on the Calculation Date or does not contain the yields referred to above, the rate per annum equal to the semi-annual equivalent yield-to-maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that Redemption Date.

Section 2.15          Purchase Right.  The Company may at any time and from time to time purchase Notes in the open market, by tender offer, through privately negotiated transactions or otherwise.

Section 2.16          [Reserved].

Section 2.17          Defeasance and Covenant Defeasance.          Section 1402 and Section 1403 of the Base Indenture will be applicable to the Notes.

ARTICLE III

AMENDMENTS TO BASE INDENTURE

Section 3.01          Amendment to Section 303 of the Base Indenture.

Solely as it relates to the Notes, Section 303 of the Base Indenture is hereby amended by adding “or electronic” after the word “manual” in the second sentence of the first paragraph thereof, the first sentence of the second paragraph thereof and the first sentence of the seventh paragraph thereof.

ARTICLE IV

MISCELLANEOUS

Section 4.01          Integral Part; Effect of Supplement on Indenture.  This Supplemental Indenture constitutes an integral part of the Indenture.  Except for the amendments and supplements made by this Supplemental Indenture (which only apply to the Notes), the Base Indenture will remain in full force and effect as executed.

Section 4.02          Adoption, Ratification and Confirmation.  The Indenture, as supplemented by this Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed.

Section 4.03          Trustee Not Responsible for Recitals.  The recitals in this Supplemental Indenture are made by the Company, and the Trustee assumes no responsibility for their correctness.  The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture, except that the Trustee represents that it is duly authorized to execute and deliver this Supplemental Indenture and perform its obligations hereunder.

Section 4.04          Counterparts.  This Supplemental Indenture may be executed in multiple counterparts, each of which will be regarded for all purposes as an original and all of which will constitute but one and the same instrument.  The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission will constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture and signature pages for all purposes.

Section 4.05          Governing Law.  This Supplemental Indenture and the Notes will be governed by and construed in accordance with the laws of the State of New York.

[signature page follows]

IN WITNESS WHEREOF, the Company and the Trustee have executed this Supplemental Indenture as of the date first above written.

CARRIER GLOBAL CORPORATION

By:	/s/ Douglas E. Stenske
Name: Douglas E. Stenske
Title: Vice President, Treasurer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

By:	/s/ Julie Hoffman-Ramos
Name: Julie Hoffman-Ramos
Title: Vice President

[Signature Page to Carrier Supplemental Indenture]

ANNEX 1

FORM OF NOTES

Annex 1

FORM OF FACE OF INITIAL NOTE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION.

BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER REPRESENTS THAT

(1) IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, OR

(2) IT IS NOT A “U.S. PERSON” AND IS OUTSIDE OF THE UNITED STATES (WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT).

NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.  THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE THAT IS [ONE YEAR]1[40 DAYS]2 AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY), ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM.

1 Rule 144A notes only
2 Regulation S notes only

[EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.]3

3 Rule 144A notes only

FORM OF NOTE

CARRIER GLOBAL CORPORATION
2.700% Notes due 2031

CUSIP: []4

ISIN:  []5

No. []	Principal Amount $[]

CARRIER GLOBAL CORPORATION, a Delaware corporation (the “Company”), which term includes any successor Person under the Indenture hereinafter referred to, for value received, hereby promises to pay to CEDE & CO., or its registered assigns, the principal sum of [] ($[]) upon presentation and surrender of this Security on February 15, 2031 and to pay interest thereon accruing from June 19, 2020, or from the most recent date to which interest has been paid or duly provided for, to, but excluding, the applicable Interest Payment Date (defined below), and interest on this Security will be payable semi-annually in arrears on February 15 and August 15 of each year, beginning on February 15, 2021, and on the Maturity of this Security, (each an “Interest Payment Date”) at the rate of 2.700% per annum, until the principal hereof is paid or made available for payment. Interest with respect to this Security will accrue on the basis of a 360-day year consisting of twelve 30-day months.  The amount of interest payable for any period shorter than a full monthly period will be computed on the basis of the actual number of calendar days elapsed in such a period. Interest  will be payable to the Person in whose name this Security (or one or more Predecessor Securities) is registered on the relevant Record Date; provided, however, that interest payable at the Maturity of this Security will be payable to the Person to whom the principal of this Security is payable.  If the date on which a payment of interest or principal on this Security is scheduled to be paid is not a Business Day, then the interest or principal payable on that date will be paid on the next succeeding Business Day, and no further interest will accrue as a result of such delay.

Any interest on this Security that is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the relevant Record Date and such Defaulted Interest may be paid by the Company, at its election in each case either to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

4 Rule 144A notes: 14448CAK0
Regulation S notes: U1453PAG6
5 Rule 144A notes: US14448CAK09
Regulation S notes: USU1453PAG64

Payment of the principal of (and premium, if any) and interest on this Security will be made at the Corporate Trust Office of the Trustee or the Paying Agent’s office maintained for that purpose in the Borough of Manhattan, City of New York, in such coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions will for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual or electronic signature, this Security will not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

This Security will be governed by and construed in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

CARRIER GLOBAL CORPORATION

By:
Name: Douglas E. Stenske
Title: Vice President, Treasurer
Dated:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated under, and referred to in, the within-mentioned Indenture.

The Bank of New York Mellon Trust Company, N.A., as Trustee

By:
Authorized Signatory

Dated:

[REVERSE SIDE OF SECURITY]

CARRIER GLOBAL CORPORATION
2.700% Notes due 2031

This Security is one of a duly authorized issue of securities of the Company (the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of February 27, 2020 (the “Base Indenture”), as supplemented by Supplemental Indenture No. 2, dated as of June 19, 2020 (the “Supplemental Indenture” and, together with the Base Indenture as amended and supplemented from time to time, the “Indenture”), between the Company, as issuer, and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, initially limited in aggregate principal amount to $[], subject to future issuances of additional Securities pursuant to Section 301 of the Base  Indenture.

At any time on or after November 15, 2030 (the “Par Call Date”), the Company may redeem Securities of this series, in whole or in part, at a redemption price (the “Par Call Redemption Price”) equal to 100% of the principal amount of the Securities of this series, plus accrued and unpaid interest, if any, on the principal amount of the Securities of this series being redeemed to, but excluding, the Redemption Date.

At any time, and from time to time, prior to the Par Call Date, the Company may redeem Securities of this series, in whole or in part, at a redemption price equal to the greater of (i) 100% of the principal amount of the Securities of this series to be redeemed and (ii) the sum of the Remaining Scheduled Payments of the Securities of this series to be redeemed from the Redemption Date to the Par Call Date discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Rate plus 30 basis points, plus, in each case, accrued and unpaid interest, if any, on the principal amount of the Securities of this series being redeemed to, but excluding, the Redemption Date (the “Fixed Rate Make Whole Redemption Price”).

Unless the Company defaults in payment of the Par Call Redemption Price or the Fixed Rate Make Whole Redemption Price, as applicable, interest will cease to accrue on the portion of the Securities of this series called for redemption on and after the applicable Redemption Date.

In the event of a redemption where the Fixed Rate Make Whole Redemption Price is payable, the Treasury Rate will be calculated on the Calculation Date.

Notice of redemption shall be mailed or otherwise delivered in accordance with the applicable procedures of DTC in accordance with Section 1104 of the Base Indenture not less than 10 days nor more than 60 days prior to the Redemption Date to each Holder of the Securities of this series to be redeemed.  If less than all of the Securities then Outstanding of this series are to be redeemed, the Trustee will select the particular Securities or portions thereof in accordance with Section 1103 of the Base Indenture.

“Calculation Date” means, with respect to any Redemption Date, two Business Days prior to the date of the notice of redemption relating to such Redemption Date.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Securities of this series to be redeemed (assuming, for this purpose, that such Securities mature on the Par Call Date applicable thereto) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Securities of this series to be redeemed (assuming, for this purpose, that such Securities mature on the Par Call Date).

“Comparable Treasury Price” means, with respect to any Redemption Date for any Securities of this series, the average of all Reference Treasury Dealer Quotations obtained by the Company.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company from time to time.

“Primary Treasury Dealer” means a primary U.S. government securities dealer in the United States.

“Reference Treasury Dealer” means one or more of J.P. Morgan Securities LLC, BofA Securities, Inc. and Citigroup Global Markets Inc. and their respective successors. If any Reference Treasury Dealer ceases to be a Primary Treasury Dealer, the Company will substitute another Primary Treasury Dealer for that dealer.

“Reference Treasury Dealer Quotations” means, with respect to one or more Reference Treasury Dealers and any Redemption Date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by that Reference Treasury Dealer at 5:00 p.m., New York City time, on the Calculation Date with respect to the Redemption Date.

“Remaining Scheduled Payments” means, with respect to the Securities of this series being redeemed, the remaining scheduled payments of principal and interest (excluding interest accrued to, but excluding, the Redemption Date) of such Securities that would be due after the related Redemption Date but for the redemption.

“Treasury Rate” means, with respect to any Redemption Date, as of the Calculation Date, (a) the arithmetic average of the yields in the statistical release for the immediately preceding week designated “H.15” or any successor publication which is published by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under “U.S. government securities—Treasury constant maturities—nominal,” for the maturity corresponding to the Comparable Treasury Issue (or, if no maturity is within three months before or after the remaining term of the Securities of this series to be redeemed (assuming, for this purpose, that such Securities mature on the Par Call Date), yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from those yields on a straight line basis, rounding to the nearest month) or (b) if the release referred to in clause (a) (or any successor release) is not published on the Calculation Date or does not contain the yields referred to above, the rate per annum equal to the semi-annual equivalent yield-to-maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that Redemption Date.

The Company has no obligation to redeem or purchase this Security pursuant to any sinking fund or analogous requirement.

Upon the occurrence of a Change of Control Triggering Event with respect to Securities of this series, unless the Company has exercised its right to redeem the Securities of this series by giving irrevocable notice on or prior to the 30th day after the Change of Control Triggering Event in accordance with the Indenture, each Holder of the Securities of this series will have the right to require the Company to purchase all or a portion of the Holder’s Securities of this series pursuant to a Change of Control Offer in accordance with Section 1009 of the Base Indenture, at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, thereon to, but excluding, the Change of Control Payment Date.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Securities of this series are issuable only in fully registered form, without coupons in minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof.  As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series may be exchanged for other Securities of this series, of any authorized denominations and of like aggregate principal amount, upon surrender of such Securities to be exchanged at the relevant  office or agency.

No service charge will be made for any such registration of transfer or exchange, but the Company or the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Sections 304, 906, 1107 or 1305 of the Base Indenture not involving any transfer.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee, the Paying Agent and the Security Registrar may deem and treat the Person in whose name this Security is registered as the absolute owner of this Security for the purpose of receiving payment of principal of and interest on this Security and for all other purposes whatsoever, whether or not this Security is overdue, and none of the Company, the Trustee, the Paying Agent or the Security Registrar will be affected by notice to the contrary.

If and to the extent that any provision of this Security limits, qualifies or conflicts with a provision of the Indenture, such provision of the Indenture will control.

All terms used in this Security that are defined in the Indenture will have the meanings assigned to them in the Indenture.

ASSIGNMENT FORM

I or we assign and transfer this Security to:___________________________________

Insert social security or other identifying number of assignee

Print or type name, address and zip code of assignee

and irrevocably appoint ________________, as agent, to transfer this Security on the books of the Company.

The agent may substitute another to act for him.

Date:  ____________________

Signed
(Sign exactly as name appears on the other side of this Security)

Signature Guarantee*:

*
Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

FORM OF TRANSFER CERTIFICATE

In connection with any transfer of any of the Securities evidenced by this certificate occurring prior to the date that is [one year]6[40 days]7 after the later of the date of original issuance of such Securities and the last date, if any, on which such Securities were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Securities are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

(1)	☐	to the Company; or

(2)	☐	pursuant to an effective registration statement under the Securities Act; or

(3)	☐	inside the United States to a person reasonably believed to be a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act; or

(4)	☐	to a non-United States person outside the United States in an offshore transaction in compliance with Rule 903 or Rule 904 of Regulation S under the Securities Act; or

(5)	☐	pursuant to any other available exemption from the registration requirement of the Securities Act.

Unless one of the boxes is checked, the Trustee shall refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (4) or (5) is checked, the Trustee shall be entitled to require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

Signature

6 Rule 144A notes only
7 Regulation S notes only

[FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION WITH TRANSFERS PURSUANT TO REGULATION S]8

[Date]

Attention:

Re:	Carrier Global Corporation (the “Company”)
 2.700% Notes due 2031
 (the “Notes”)

Ladies and Gentlemen:

In connection with our proposed sale or other transfer of $                   aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, we represent that:

(1)          the offer of the Notes was not made to a person in the United States;

(2)          either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither we nor any person acting on our behalf knows that the transaction has been prearranged with a buyer in the United States;

(3)          no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903 or Rule 904 of Regulation S, as applicable;

(4)          the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

(5)          we have advised the transferee of the transfer restrictions applicable to the Notes.

You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.  Terms used in this certificate have the meanings set forth in Regulation S.

Very truly yours,

[Name of Transferor]

By:
Authorized Signature

8 Regulation S notes only

FORM OF EXCHANGE CERTIFICATE

Carrier Global Corporation
13995 Pasteur Boulevard
Palm Beach Gardens, Florida 33418

The Bank of New York Mellon Trust Company, N.A.
Attn: Corporate Trust Admin – Carrier Global Corporation
500 Ross Street, 12th Floor
Pittsburgh, PA 15262

Re:  Carrier Global Corporation (the “Company”)
2.700% Notes due 2031 (the “Notes”)

Reference is hereby made to the Indenture, dated as of February 27, 2020 (the “Base Indenture”) and the Supplemental Indenture No. 2 thereto, dated as of June 19, 2020 (the “Supplemental Indenture” and, together with the Base Indenture, as amended and supplemented from time to time, the “Indenture”), between CARRIER GLOBAL CORPORATION, a Delaware corporation, as issuer and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as trustee.  Capitalized terms used but not defined herein will have the meanings given to them in the Indenture.

___________ (the “Owner”) owns and proposes to exchange the Notes or an interest in the Notes, in the principal amount of $__________ in such Notes or interests (the “Exchange”).  In connection with the Exchange, the Owner hereby certifies that in connection with the Exchange of the Owner’s Regulation S Global Note for a beneficial interest in the Rule 144A Global Note, with an equal principal amount, the Notes or interest in the Notes are being transferred to a Person (A) who the transferor reasonably believes to be a QIB, (B) purchasing for its own account or the account of a QIB in a transaction meeting the requirements of Rule 144A, and (C) in accordance with all applicable securities laws of the States of the United States and other jurisdictions.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer and are dated ______________________.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:  _______________________

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized officer of Trustee or Notes Custodian